EXHIBIT 32.1

Noble Corporation, a Swiss corporation

Noble Corporation, a Cayman Islands company

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”) on Form 10-Q for the period ended June 30, 2013, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, David W. Williams, Chairman, President and Chief Executive Officer of Noble-Swiss and President and Chief Executive Officer of Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 5, 2013	/s/ David W. Williams
David W. Williams
Chairman, President and Chief Executive Officer of Noble Corporation, a Swiss corporation, and President and Chief Executive Officer of Noble Corporation, a Cayman Islands company